EXHIBIT 99.3

Form of Election and Guide

Please refer to the accompanying Joint Proxy Statement-Prospectus for an explanation of the terms of the election. If you deliver your shares of AirGate PCS, Inc. common stock ("AirGate Shares") to make an election, you will not be able to sell those AirGate Shares, unless you revoke your election prior to the Election Deadline.

QUICK GUIDE TO FORM OF ELECTION (NUMBERS CORRESPOND TO THE FORM OF ELECTION LOCATED ON THE NEXT PAGE)

(1) Please print the number of AirGate Shares you are delivering herewith.

(2) The Social Security Number or Taxpayer ID Number is listed with your account information on the top of the next page. Please verify that this is your correct Social Security Number or Taxpayer ID Number. If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.

Choose one of the following Elections (Box 3, 4 or 5):

(3) If you mark this box, you are electing stock consideration for all of your AirGate Shares delivered herewith.

(4) If you mark this box, you are electing cash consideration for all of your AirGate Shares delivered herewith, subject to possible adjustment as described in the accompanying Joint Proxy Statement-Prospectus.

(5) If you mark this box, you are electing a combination of stock consideration and cash consideration, subject to possible adjustment as described in the accompanying Joint Proxy Statement-Prospectus. Please insert the number of AirGate Shares delivered herewith for which you are electing stock consideration. Cash consideration, subject to possible adjustment, will automatically be elected for the remainder of your AirGate Shares delivered herewith.

Also:

(6) Mark this box and complete Box A on the next page if you are unable to locate any or all of your AirGate Share certificates. You must also mark either Box (3), (4) or (5).

(7) Mark this box and complete Box B on the next page if you would like your stock or cash consideration to be issued in another name. You must also mark either Box (3), (4) or (5).

(8) All registered owners, as shown on the Form of Election, must sign the Form of Election. Do not sign the AirGate Share certificates.

(9) Please give us your daytime and/or evening telephone number in case we need to contact you.

You must also complete Substitute Form W-9 (on the back of the Form of Election).

If you elect to participate in the Election and your AirGate Shares are held in certificated form, we must receive a properly completed Form of Election, together with your AirGate Share certificate(s) (unless you follow the procedures for guaranteed delivery or use Election of Lost AirGate Share Certificates) and any other required documents at one of the addresses below prior to 5:00 P.M., New York City time, on February 14, 2005 (the "Election Deadline").

MAILING ADDRESSES

By Mail: (First Class, Registered or Certified) Mellon Investor Services LLC Attn: Reorganization Dept PO Box 3301 South Hackensack NJ 07606	By Overnight Courier: (FedEx, Airborne, UPS, DHL, USPS Express Mail) Mellon Investor Services Attn: Reorganization Dept. 85 Challenger Road MailDrop – Reorg Ridgefield Park NJ 07660	By Hand: Mellon Investor Services Attn: Reorganization Dept 120 Broadway, 13th Floor New York NY 10271

Delivery of the Form of Election to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent.

If you send certificate(s) representing AirGate Shares with the Form of Election by mail, it is recommended that you use registered mail insured for 3% of the market value ($25 minimum), return receipt requested.

For more information, please call 1-800-777-3674.

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AIRGATE PCS, INC. FORM OF ELECTION

Your account information:

(1) Number of AirGate Shares delivered herewith:

(2) Corrected Taxpayer ID No.:

You must mark either Box (3), (4) or (5) to participate in the Election.

(3)	□ Mark this box for Stock Consideration for all of your AirGate Shares.

OR

(4)	□ Mark this box for Cash Consideration for all of your AirGate Shares subject to possible adjustment.

OR

(5)	□ Mark this box for a combination of Stock Consideration and Cash Consideration. Input the number of AirGate Shares for which you elect Stock Consideration (Full shares only)

(6)	□ For lost certificates, mark this box and complete Box A below (you must also mark either Box (3), (4) or (5)).

(7)	□ For a name change, mark this box and complete Box B below (you must also mark either Box (3), (4) or (5)).

(8)

Signature of Owner

and

Signature of Co-Owner, if any

(9)

                    Daytime Phone #                    Evening Phone #

You must complete Substitute Form W-9 on the reverse side.

Box A ELECTION OF LOST AIRGATE SHARE CERTIFICATES
By signing this Form of Election, I certify that I am the lawful owner of the AirGate Shares described on this Form of Election. I have made a diligent search for the certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the AirGate Shares represented by the certificate(s), to completely indemnify, protect and hold harmless [Safeco Insurance Company] (the "Surety"), Alamosa Holdings, Inc., AirGate PCS, Inc. and their respective affiliates (collectively the "Obligees") from and against all losses, costs and damages which the Obligees may be subject to, or liable for, in respect to the cancellation and exchange of the certificate(s). I agree that this Form of Election is delivered to accompany Bond of Indemnity [BOND #] underwritten by the Surety to protect the foregoing Obligees. I agree to surrender the certificate(s) for cancellation if I find it (them) at any time.
Certificate Nos. of Lost AirGate Share Certificate(s):
Replacement Fee Calculation for Lost AirGate Share Certificate(s): x x .02 $
Shares Lost Fair Market Value Total Premium Due Per Share of AirGate ($25.00 minimum)
Please make your check payable to • and enclose with this form.
We will not be able to complete your exchange without this premium. However, the premium will be waived for any holder who lost a certificate or certificates representing an aggregate number of • AirGate Shares or less. If your lost certificate(s) represent • AirGate Shares with a fair market value of greater than $50,000, please contact the Exchange Agent at • for further documentation.

Box B
CHANGE OF NAME ON ACCOUNT

If you want your shares of Alamosa Holdings, Inc. common stock to be issued in another name, fill in this section with the information for the new account name. If you need more room, please use a separate sheet.		Box C Guaranteed Delivery If delivered AirGate Shares are being delivered pursuant to a notice of guaranteed delivery, provide the following information.

Name (Please Print First, Middle & Last Name) Address (Number & Street) Address (City, State & Zip Code) New Account's Social Security/Taxpayer ID No.	Medallion Signature Guarantee Signature of Current Owner Signature of Co-Owner, if any	Date of Execution of Notice of Guaranteed Delivery Name of Institution that Guaranteed Delivery

(Continued on the Reverse Side)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	PART 1 Taxpayer Identification Number — Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write "Applied For."	Social Security Number OR

Payer's Request for Taxpayer Identification Number ("TIN") and Certification		Employer Identification Number
PART 2 Payees Exempt from Backup Withholding — Check the box if you are exempt from backup withholding.
Name (please print) Street Address City, State and Zip Code	PART 3 Certification — Under penalties of perjury, I certify that:
    (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
    (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
    (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions.    You must cross out item 2 above if you have been notified by IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Signature Date , 2005

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SHARES SURRENDERED IN THE MERGER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number.

Signature     Date   , 2005

INSTRUCTIONS FOR COMPLETING
THE FORM OF ELECTION

These instructions are for the accompanying Form of Election for the shares of common stock of AirGate PCS, Inc. ("AirGate Shares"). All elections are subject to the terms of the merger agreement that was furnished to shareholders as part of the joint proxy statement-prospectus dated •, 2005.

As described in the joint proxy statement-prospectus, we cannot guarantee that stockholders making a cash election will receive the form of payment that they elect. It is very important that you complete, sign and return the Form of Election to Mellon Investor Services, the Exchange Agent, before 5:00 P.M., New York City time, on February 14, 2005, the Election Deadline. Please use the enclosed • envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your AirGate Share certificates or submit your shares by book-entry transfer (see below). All AirGate Share certificates must be submitted with the Form of Election no matter what election you make, unless the procedure for book-entry transfer is followed (see below). If you deliver your AirGate Shares to make an election, you will not be able to sell those AirGate Shares, unless you revoke your election prior to the Election Deadline.

Any disputes regarding your election or the elections made by other AirGate shareholders will be resolved by Alamosa Holdings, Inc. ("Alamosa"), whose decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Shares Held by a Broker, Bank or Other Nominee; Book-entry Transfer

If some of your shares are held in "street name" by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. These shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent. These instructions may require that you and your broker, bank or other nominee complete and deliver to the Exchange Agent the enclosed Notice of Guaranteed Delivery, along with a duly executed Form of Election. In completing the Notice of Guaranteed Delivery, you or your broker, bank or other nominee should check the applicable box on the Notice of Guaranteed Delivery to indicate that the shares will be delivered by book-entry transfer, and provide the DTC Account Number and Transaction Code Number in the applicable spaces.

Account Information

The front of the Form of Election shows the registration of your account and the number of shares owned by you as reflected on the records of AirGate at the time of mailing these instructions.

Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to submit the form to exchange the AirGate Shares.

Election Options and Required Signatures

The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your AirGate Shares. However, as explained in the joint proxy statement-prospectus dated •, 2005, if you elect to receive cash in exchange for your AirGate shares, we cannot guarantee that you will receive cash. Shareholders receiving any Alamosa common stock as consideration in the merger will receive cash in lieu of any fractional shares of Alamosa common stock. For more information, please refer to the joint proxy statement-prospectus dated •, 2005. Regardless of the option you choose, your stock certificates or notice of guaranteed delivery must be returned with the completed and duly executed Form of Election for your election to be valid. If you do not hold shares in certificated form, you are still required to complete and return the Form of Election (please contact your broker, bank or other nominee for more information).

Payment Options

Select from the following options:

•	Stock consideration

•	Cash consideration, subject to possible adjustment

•	Stock consideration for the number of shares designated by you as being delivered in the space provided on the Form of Election, and cash consideration, subject to possible adjustment, for the remainder of your shares delivered.

If you fail to submit a properly completed Form of Election, together with your stock certificates (or a properly completed Notice of Guaranteed Delivery) or complete the procedure for book-entry transfer, prior to the Election Deadline, you will be deemed not to have made an election. As a non-electing holder, you may be paid all in cash, all in Alamosa common stock, or in part cash and in part Alamosa common stock, depending on the remaining pool of cash available for paying merger consideration after honoring the cash elections that other shareholders have made.

Required Signatures

All shareholders listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.

Transfer Taxes

In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to Alamosa or must establish to the satisfaction of Alamosa that such tax has been paid.

Taxpayer Identification Number and Backup Withholding

In order to avoid "backup withholding" of U.S. federal income tax on payment of the cash portion of the merger consideration, each holder of AirGate Shares must, unless an exemption applies, provide the Exchange Agent with such holder's correct taxpayer identification number ("TIN") on the Substitute Form W-9 included in this Form of Election and certify, under penalties of perjury, that such TIN is correct, that such shareholder is not subject to backup withholding and that such shareholder is a U.S. person. If a surrendering shareholder is subject to backup withholding, such shareholder must cross out item (2) of the Certification in Part 3 of the Substitute Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the Internal Revenue Service ("IRS"). If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

The surrendering shareholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the AirGate Shares. If the AirGate Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which TIN to report.

If the surrendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such shareholder should write "Applied For" in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9. The shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number at the bottom of the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional information on obtaining a TIN.

Certain shareholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding. Non-corporate, non-U.S. holders should complete, sign and submit a Form W-8BEN or an acceptable substitute form in order to avoid backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional information.

You should consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

UNLESS YOU ARE REPORTING LOST CERTIFICATES, ARE CHANGING THE
NAME ON YOUR ACCOUNT, OR ARE DELIVERING PURSUANT TO A NOTICE OF GUARANTEED DELIVERY, YOU DO NOT NEED TO COMPLETE BOX A, B OR C OF THE FORM. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

(1)    Verify the election you have chosen;

(2)    Sign, date and include your daytime phone number;

(3)    Verify the Social Security Number or other TIN printed on the form and complete the Substitute Form W-9; and

(4)    Include your AirGate Share certificates along with the Form of Election in the enclosed envelope.

Box A: Election of Lost AirGate Share Certificates

Complete Box A if you are unable to locate any or all of the certificates of your AirGate Shares delivered.

Box B: Change of Name on Account

If you want your shares of Alamosa common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Form of Election, please follow the instructions below.

First, print the name(s) and address(es) of the person(s) to receive the shares of Alamosa common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your AirGate Share certificate(s), if applicable, and your Form of Election.

Name change due to marriage or transfer of ownership to another individual:

1.    Obtain a signature guarantee for the shareholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

Shareholder whose name is printed on the Form of Election is deceased. You are the executor or administrator of the estate:

1.    Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.    Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

1.    Provide a certified (under raised seal) copy of death certificate.

2.    Survivor's signature (signature guarantee is not necessary in this case).

The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

1.    Provide a certified (under raised seal) copy of death certificate.

2.    Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

The account is a custodial account and the former minor has reached the legal age of majority:

1.    The custodian must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

If the request is being made by the minor who has now reached the age of majority:

1.    The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.    Provide a certified (under raised seal) copy of the birth certificate for the former minor.

You want to have the account registered in the name of a trust:

1.    Obtain a signature guarantee for the shareholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.    Provide a copy of the first and last pages of the trust agreement.

If your circumstances differ from those listed above, or if you have any other questions, please contact the Exchange Agent at 1-800-777-3674 (toll free).

Box C: Notice of Guaranteed Delivery

Complete this area if you are not delivering your AirGate Share certificate(s) with the Form of Election or the procedure for book-entry transfer cannot be completed on a timely basis and you will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificate(s) for AirGate Shares are not immediately available or who cannot deliver their certificates for AirGate Shares to the Exchange Agent or the delivering of whose AirGate Shares by book-entry transfer cannot be completed on or prior to the Election Deadline may make an effective election for their AirGate Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Form of Election (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered AirGate Shares (or a confirmation evidencing the transfer of all AirGate Shares delivered by book-entry transfer), together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 p.m., New York City time, on the date that is two business days after the Election Deadline. Please read the Notice of Guaranteed Delivery for more information.

DELIVERY INSTRUCTIONS

The Exchange Agent is:

Mellon Investor Services

For more information, please call 1-800-777-3674

By Mail: (First Class, Registered or Certified) Mellon Investor Services LLC Attn: Reorganization Dept PO Box 3301 South Hackensack NJ 07606	By Facsimile Transmission: 201-296-4290 To Confirm Facsimile Transmission: (For Eligible Institutions Only) 201-296-4860

By Overnight Courier: (FedEx, Airborne, UPS, DHL, USPS Express Mail) Mellon Investor Services Attn: Reorganization Dept. 85 Challenger Road MailDrop – Reorg Ridgefield Park NJ 07660	By Hand: Mellon Investor Services Attn: Reorganization Dept 120 Broadway, 13th Floor New York NY 10271